Exhibit 99.1

Editas Medicine Announces Appointment of James C. Mullen as Chief Executive Officer

Cindy Collins to Step Down Effective February 15, 2021

CAMBRIDGE, Mass., Feb. 8, 2021 – Editas Medicine, Inc. (Nasdaq: EDIT), a leading genome editing company, today announced that James (Jim) C. Mullen will succeed Cynthia (Cindy) Collins as Chief Executive Officer, effective February 15, 2021. Mr. Mullen will continue as Chairman of the Company’s Board of Directors.

“On behalf of the entire Board, I thank Cindy for her tremendous contributions and dedication to Editas Medicine,” said James C. Mullen, Chairman, Editas Medicine. “Under Cindy’s leadership, the Company initiated the EDIT-101 clinical trial – the first ever administration of an in vivo gene editing medicine in humans, filed an IND for EDIT-301 which the FDA cleared to initiate clinical trials, recovered the rights to the ocular programs and pipeline, and expanded the pre-clinical pipeline. Cindy has positioned Editas to achieve its long-term goals and deliver the potential of gene editing medicines to patients.”

Mr. Mullen continued, “It is an honor to be appointed to lead Editas into the next phase of growth. I look forward to joining such an innovative and committed team as we advance our strategy and work to develop and deliver transformative, durable gene edited medicines to people living with serious diseases.”

Ms. Collins said, “It has been a privilege to lead Editas Medicine and this extremely talented team. I am particularly proud of the progress to the clinic we have made with both in vivo and ex vivo gene edited medicines. I look forward to seeing Editas continue to develop the future of gene edited medicines and succeed on making these medicines for patients around the world.”

Mr. Mullen has served as chairman of the Board of Directors of Editas Medicine since March 2018. Mr. Mullen previously served as Chief Executive Officer and a director of Patheon N.V., a pharmaceutical contract development and manufacturing organization, until its acquisition by Thermo Fisher Scientific, Inc., in August 2017. Prior to joining Patheon, Mr. Mullen served as the president and Chief Executive Officer of Biogen, Inc., one of the world's largest biotechnology companies. Mr. Mullen held various operating positions at Biogen prior to becoming Chief Executive Officer, including Chief Operating Officer, Vice President, International, and Vice President, Operations. Mr. Mullen serves on the board of directors of Thermo Fisher Scientific. He also previously served as Chairman of the Biotechnology Innovation Organization. Mr. Mullen received a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Villanova University.

About Editas Medicine

As a leading genome editing company, Editas Medicine is focused on translating the power and potential of the CRISPR/Cas9 and CRISPR/Cpf1 (also known as Cas12a) genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision genomic medicines for a broad class of diseases. For the latest information and scientific presentations, please visit www.editasmedicine.com.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "target," "should," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

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Contacts:

Media

Cristi Barnett

(617) 401-0113

cristi.barnett@editasmed.com

Investors

Editas Medicine Investor Relations

(617) 401-9052

ir@editasmed.com